EXHIBIT 10.5
FIRST AMENDMENT TO MULTI-TENANT LEASE AGREEMENT
     THIS FIRST AMENDMENT TO MULTI-TENANT LEASE AGREEMENT (this “First Amendment”) is made and entered into as of the 24 day of July, 2006, by and between PC 101, INC., a Delaware corporation, as “Landlord”, and SXC HEALTH SOLUTIONS, INC., a Texas corporation, as “Tenant”.
WITNESSETH:
     WHEREAS, Landlord and Tenant entered into that certain Multi-Tenant Lease Agreement dated as of April 12, 2006 (the “Lease”), for the lease of certain space in the Building commonly known and described as Opus Pima Center II, Building C, in Scottsdale, Arizona; and
     WHEREAS, the parties desire to modify the Lease to expand the size of the Premises as hereinafter set forth in this First Amendment.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. The terms and provisions of this First Amendment shall be effective on the date of this First Amendment. All capitalized terms used in this First Amendment, unless otherwise defined herein, shall have the same meanings given to them in the Lease.
     2. Tenant desires to expand the Premises to include that certain expansion space containing approximately 1,623 rentable square feet (1,594 usable square feet) located in the Building as shown on the floor plan attached hereto and incorporated herein by this reference as EXHIBIT “A” (the “Expansion Space”). Commencing on the earlier to occur of (i) Substantial Completion of the Expansion Space Improvements (as defined below), (ii) the date Tenant commences business operations in the Expansion Space, or (iii) the date Substantial Completion of the Expansion Space Improvements would have occurred but for Tenant Delay (such date of substantial completion being hereinafter referred to as the “Expansion Space Commencement Date”), and continuing for the remainder of the Term (as may be extended), Tenant will lease from Landlord, in addition to the space currently being leased by Tenant from Landlord, the Expansion Space. Tenant’s lease of the Expansion Space will be coterminous with Tenant’s lease of the remainder of the Premises. For purposes of this First Amendment, “Substantial Completion of the Expansion Space Improvements” means either (a) the date a Certificate of Occupancy (or all approvals required for the issuance thereof) is obtained for the Expansion Space, or (b) if a Certificate of Occupancy is not required as a condition to Tenant’s lawful occupancy of the Expansion Space, the date that the Expansion Space Improvements (as defined below) are substantially completed (subject to punch list items), as confirmed in writing by Landlord’s architect; provided that if either (a) or (b) is delayed or prevented because of work Tenant is responsible for performing in the Expansion Space, “Substantial Completion of the Expansion Space Improvements” means the date that all of Landlord’s work which is necessary for either (a) or (b) to occur has been performed (subject to punch list items) and Landlord has made the Expansion Space available to Tenant for the performance of Tenant’s work therein. The parties hereby acknowledge and agree that Substantial Completion of the Tenant Improvements is likely to occur prior to Substantial Completion of the Expansion Space Improvements and that Landlord will incur no liability to Tenant in the event Substantial Completion of the Expansion Space Improvements occurs after Substantial Completion of the Tenant Improvements.
     3. The following provisions will be effective on the Expansion Space Commencement Date:
          (a) Subject to the last sentence of this paragraph, the term “Premises”, as defined in the Lease, will be deemed to include, in addition to the space currently leased by Tenant from Landlord, the Expansion Space, and all of the terms and provisions of the Lease, as specifically amended hereby, will be applicable to the entire Premises (including the Expansion Space). Accordingly, the references to “8,000” and “7,767” (the approximate rentable and usable square footages of the Premises, respectively, prior to the expansion contemplated under this First Amendment) within Item 1 of the Basic Terms are hereby deleted and replaced with “9,623” and “9,361”, respectively. Notwithstanding the foregoing, the Premises will not be deemed to include the Expansion Space for purposes of calculating the Improvement Allowance (i.e., the allowance for the Expansion Space is addressed in Section 4 of this First Amendment).

          (b) The Basic Rent table set forth at Item 4 of the Basic Terms of the Lease is hereby deleted in its entirety and is replaced with the following table:
          4. Basic Rent:

	Annual NNN Basic Rent per
	rentable square foot of the	Monthly NNN Basic
Months	Premises	Rent

1 — 4	$0.00	$0.00

5 — 64	$16.95	$13,592.49
          (c) The Initial Tenant’s Share of Property Expenses Percentage of “19.65%” set forth at Item 5 of the Basic Terms of the Lease is hereby deleted and is replaced with “23.64%”.
          (d) The Security Deposit of “$11,300.00” set forth at Item 8 of the Basic Terms of the Lease is hereby deleted and is replaced with “$13,592.49”.
          (e) The third Landlord notice address (i.e., Gallagher & Kennedy, P.A.) set forth at Item 10 of the Basic Terms of the Lease is hereby deleted and is replaced with the following:

With a copy to:	Valenzuela & Broadfoot PLC
2398 East Camelback Road, Suite 760
Phoenix, Arizona 85016
Attn: Alexander L. Broadfoot, Esq.
Telephone: (602) 474-5750
Facsimile: (602) 474-5755
          (f) In connection with Tenant’s lease of the Expansion Space, in addition to the parking spaces licensed to Tenant under Section 18.2 of the Lease, Landlord will license to Tenant seven Unreserved Spaces. As such, the reference to “22” within Section 18.2 of the Lease is hereby deleted and is replaced with “29”.
          (g) EXHIBIT “C” to the Lease is hereby deleted in its entirety and is replaced with EXHIBIT “C” attached hereto and incorporated herein.
     4. Landlord will cause to be constructed all Leasehold Improvements within the Expansion Space (collectively, the “Expansion Space Improvements”) in accordance with (i) construction drawings and specifications prepared by Landlord’s architect (which construction drawings and specifications will be (a) prepared in substantial accordance with the Tenant-approved space plan for the Expansion Space Improvements, such space plan to be prepared in accordance with the requirements of Section 17.4 of the Lease and provided from Tenant to Landlord on or before June 27, 2006 [the “Space Plan Delivery Date”] and (b) reviewed and approved by Tenant in accordance with Section 17.5 of the Lease on or before July 7, 2006 [the “Construction Drawings and Specifications Approval Date”]) and (ii) the provisions of Section 17 of the Lease as though the Expansion Space Improvements were the “Tenant Improvements” for purposes of such Section 17. If Tenant fails to provide Landlord with a space plan for the Expansion Space Improvements by the Space Plan Delivery Date, then such delay is a Tenant Delay until such space plan is delivered to Landlord. Likewise, if the construction drawings and specifications review and approval process is not concluded (with Tenant having approved the construction drawings and specifications) on or before the Construction Drawings and Specifications Approval Date, then such delay is a Tenant Delay until Tenant’s approval is received. Landlord shall provide to Tenant an amount not to exceed the product of Thirty-Five and No/100ths Dollars ($35.00) multiplied by the number of usable square feet of the Expansion Space (“Expansion Space Improvement Allowance”) to cover the cost of the construction and installation of the Expansion Space Improvements (which shall include, without limitation, all architect, engineering and other construction planning fees as well as all permit, license and other fees in connection with the Expansion Space Improvements). If Landlord reasonably estimates that the cost of the Expansion Space Improvements will exceed the Expansion Space Improvement Allowance, Landlord may require Tenant to first deposit with Landlord an amount equal to the amount by which the cost of the Expansion Space Improvements will exceed the Expansion Space Improvement Allowance.
     5. Concurrently with Tenant’s execution of this First Amendment, Tenant shall deliver to Landlord a security deposit relating to the Expansion Space in an amount equal to $2,292.49, which amount shall constitute a part of the Security Deposit under the Lease. In addition to the foregoing, concurrently with the full execution of this First Amendment, Tenant shall deliver to Landlord the first monthly installment of Base Rent for the Expansion Space in the amount of $2,292.49. Such amount will be applied by Landlord against the first installment of Base Rent payable with respect to the Expansion Space.
     6. Tenant represents that Tenant has dealt with no brokers in connection with this First Amendment other than the Brokers and that insofar as Tenant knows, no other broker negotiated or

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participated in negotiations of this First Amendment or is entitled to any commission in connection therewith. Landlord and Tenant agree that no broker other than the Brokers shall be entitled to any commission in connection with the expansion of the Premises. Any commission payable to the Brokers shall be paid by Landlord pursuant to a separate agreement. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Tenant in connection herewith. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Landlord in connection herewith.
     7. Except as otherwise expressly modified in this First Amendment, the terms and conditions of the Lease are and shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this First Amendment, the terms and provisions of this First Amendment shall govern and control.
     8. This First Amendment may be executed in any number of counterparts, all of which together shall be deemed to constitute one instrument, and each of which shall be deemed an original.
     IN WITNESS WHEREOF, the parties have executed this First Amendment to Multi-Tenant Lease Agreement as of the day and year first above written.

LANDLORD: PC 101, INC., a Delaware corporation
By	/s/ JOHN W. GREER
	Name:	JOHN W. GREER
	Title:	VICE PRESIDENT

TENANT: SXC HEALTH SOLUTIONS, INC., a Texas corporation
By	/s/ JEFF PARK
	Name:	JEFF PARK
	Title:	CFO

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EXHIBIT “A”
EXPANSION SPACE

Expansion Space
1,594 USF
1,623 RSF

SXC – EXPANSION

SCALE: N.T.S.

PIMA CENTER II
BUILDING 'C'

OPUS

EXHIBIT A
(Page 1 of 1)

EXHIBIT “B”
INTENTIONALLY DELETED
EXHIBIT B
(Page 1 of 1)

EXHIBIT “C”
FLOOR PLAN

EXPANSION-
SCOPE OF WORK
FLOOR PLAN
SCALE: 1/16" = 1'-0"

Drawing name: M:\Tenant Improvement\735-Opus Pima Ctr-II Bldg.'C'\Tenants\SXC 73501\Cds\SXC-BasePLN.dwg

DRAWN	MG
CHECKED	
DATE	1.25.06
SCALE	1/16" = 1'-0"
JOB NO.	735.01
	FLOOR PLAN

PIMA CENTER II- BLDG. 'C'
8444 N. 90TH ST. - STE 100
Phoenix, Arizona
SXC

M C C A R T H Y
Architectural Interiors
N O R D B U R G

EXHIBIT C
(Page 1 of 1)